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                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                           ALYSIS TECHNOLOGIES, INC.

    PURPOSE:

    The purpose of the Audit Committee of the Board of Directors of Alysis Technologies, Inc. (the "Company") shall be:

    - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

    - to outline to the Board improvements made, or to be made, in internal accounting controls;

    - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

    - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

    The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

    MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

    1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

    2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

    3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

    RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

    - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

    - Reviewing fee arrangements with the independent auditors;

    - Reviewing the independent auditors' proposed audit scope, approach and independence;

    - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

    - Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any
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      disclosed relationships or services that may impact the objectivity and independence of the auditors;

    - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q or Form 6-K, using professional standards and procedures for conducting such reviews;

    - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

    - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K or Form 20-F;

    - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
      Schedule 14A;

    - Reviewing the Audit Committee's own structure, processes and membership requirements;

    - Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

    - Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

    - Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

    - Reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company's financial statements;

    - Providing oversight and review of the Company's investment policies;

    - If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

    - Reviewing related party transactions for potential conflicts of interest;(1) and

    - Performing such other duties as may be requested by the Board of Directors.

    MEETINGS:

    The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

    MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

    REPORTS:

    Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board in written form from time to time as may be appropriate, consistent with the Committee's charter.

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(1) Rule 4460(h) of the NASD Manual provides that each Nasdaq National Market issuer shall utilize the company's Audit Committee or a comparable body of the Board of Directors for the review of potential conflict of interest situations where appropriate.

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